                                  SCHEDULE 14A
                                 (RULE 14a-101)


                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement          [ ]    Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12


                            INTUITIVE SURGICAL, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       1)    Title of each class of securities to which transaction applies:
       2)    Aggregate number of securities to which transaction applies:
       3)    Per unit price or other underlying value of transaction
             computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       4)    Proposed maximum aggregate value of transaction:
       5)    Total fee paid:
[ ]    Fee paid previously with preliminary materials.
[ ]    Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1)    Amount Previously Paid:
       2)    Form, Schedule or Registration Statement No.:
       3)    Filing Party:
       4)    Date Filed:

[INTUITIVE SURGICAL LOGO]
                            INTUITIVE SURGICAL, INC.
                            1340 W. MIDDLEFIELD ROAD
                        MOUNTAIN VIEW, CALIFORNIA 94043
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2001
                            ------------------------

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Intuitive Surgical, Inc. will be held at the Hyatt Rickey's, 4219 El Camino Real, Palo Alto, California 94306, on Thursday, May 24, 2001, at 2:00 p.m. Pacific time, for the following purposes:

     - to elect Class I members of the Board of Directors for the Company;

     - to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year ending December 31, 2001;

     - to transact any other business which is properly brought before the meeting or any adjournment or postponement thereof.

     Please refer to the attached proxy statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the annual meeting.

     Stockholders of record at the close of business on April 17, 2001 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. The list of stockholders will be available for examination for ten days prior to the annual meeting at Intuitive Surgical, Inc., 1340 W. Middlefield Road, Mountain View, California 94043. All stockholders are cordially invited to attend the annual meeting.

                                          By Order of the Board of Directors

                                          /s/ LONNIE M. SMITH
                                          Lonnie M. Smith
                                          Chief Executive Officer

Mountain View, California
April 19, 2001

                            INTUITIVE SURGICAL, INC.
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 24, 2001
                            ------------------------

                                  INTRODUCTION

GENERAL

     This proxy statement is furnished to our stockholders in connection with the solicitation of proxies for use at our annual meeting of stockholders to be held on May 24, 2001 at 2:00 p.m. Pacific time, for the purposes of:

     - electing Class I members of the Board of Directors for the Company;

     - ratifying the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year ending December 31, 2001;

     - transacting any other business which is properly brought before the meeting or any adjournment or postponement thereof.

     A copy of our Annual Report to Stockholders for the year ended December 31, 2000 and this proxy statement and accompanying proxy card will be first mailed to stockholders on or about April 19, 2001.

     This solicitation is made on behalf of our Board of Directors and we will pay the costs of solicitation. Our directors, officers and employees may also solicit proxies by telephone, telegraph, fax or personal interview. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to our stockholders. We have retained Computershare Trust Co. to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions for a customary fee not to exceed two thousand dollars.

     Our principal executive offices are located at 1340 W. Middlefield Road, Mountain View, California 94043, telephone (650) 237-7000.

SHARES ENTITLED TO VOTE AND REQUIRED VOTE

     Our outstanding common stock constitutes the only class of securities entitled to vote at the meeting. Stockholders of record of the common stock at the close of business on April 17, 2001 are entitled to notice of, and to vote at, the meeting. As of March 31, 2001, 35,828,944 shares of our common stock were issued and outstanding. The presence at the meeting, in person or by proxy, of a majority of the shares of the common stock issued and outstanding on April 17, 2001 will constitute a quorum. Each share of common stock is entitled to one vote.

VOTING PROCEDURES

     A proxy card is enclosed for your use. We ask that you sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if you mail it in the United States.

     You have choices on each of the matters to be voted upon at the meeting. Concerning the election of the directors, by checking the appropriate box on your proxy card you may:

     - vote for the director nominees; or

     - withhold authority to vote for some or all of the director nominees.

     Concerning the ratification of Ernst & Young LLP as the Company's independent auditors, you may, with respect to the proposed ratification:

     - approve the ratification;

     - disapprove the ratification; or

     - abstain from voting for or against the ratification.

     Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the meeting FOR (1) the election of the director nominees listed in Proposal No. 1 and (2) the ratification of Ernst & Young LLP as the Company's independent auditors. With respect to any other business which may properly come before the meeting and be submitted to a vote of stockholders, proxies will be voted in accordance with the best judgment of the designated proxy holders.

     Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The director nominees shall be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of a director. Ratification of the selection of Ernst & Young LLP requires the affirmative vote of a majority of the outstanding shares of common stock represented at and entitled to vote at the meeting.

     Stockholders of record may vote by either completing and returning the enclosed proxy card prior to the meeting, voting in person at the meeting, or submitting a signed proxy card at the meeting.

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

     You may revoke your proxy at any time before it is actually voted at the meeting by:

     - delivering written notice of revocation to our Secretary at 1340 W. Middlefield Road, Mountain View, California 94043;

     - submitting a later dated proxy; or

     - attending the meeting and voting in person.

     Your attendance at the meeting will not, by itself, constitute revocation of your proxy. You may also be represented by another person present at the meeting by executing a form of proxy designating that person to act on your behalf. Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial stockholder but your shares are held of record by another person, such as a stock brokerage firm or bank, that person must vote the shares as the record holders in accordance with the beneficial holder's instructions.

     All votes cast at the meeting will be tabulated by the persons appointed by us to act as inspectors of election for the meeting.

                                PROPOSAL NO. 1:

                   ELECTION OF NOMINEES TO BOARD OF DIRECTORS

GENERAL INFORMATION

     The Board of Directors currently consists of seven members, divided into three classes. Two Class I directors are to be elected at the Annual Meeting to serve a three-year term expiring at the 2004 Annual Meeting of Stockholders or until a successor has been elected and qualified. The remaining five directors will continue to serve their respective terms.

     Scott S. Halsted and Alan J. Levy have been nominated by the Board of Directors to serve as Class I directors.

     Shares represented by the accompanying proxy will be voted for the election of the nominees recommended by the Board of Directors unless the proxy is marked in such a manner so as to withhold authority to vote. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     The names of the nominees and directors, their ages as of March 31, 2001 and certain other information about them are set forth below:

                                                                                       DIRECTOR
     NAME OF NOMINEE OR DIRECTOR       AGE            PRINCIPAL OCCUPATION              SINCE
     ---------------------------       ---            --------------------             --------
Scott S. Halsted(1)..................  41     General Partner, Morgan Stanley Dean       1997
                                              Witter Venture Partners
Alan J. Levy(2)......................  63     President and Chief Executive Officer      2000
                                              of Vertis Neuroscience, Inc.
Russell C. Hirsch, M.D., Ph.D.(2)....  38     Managing Partner, Prospect Venture         1995
                                              Partners
Frederic H. Moll.....................  49     Vice President and Medical Director        1995
                                              of the Company
James A. Lawrence(1).................  48     Executive Vice President and Chief         2000
                                              Financial Officer of General Mills,
                                              Inc.
Lonnie M. Smith......................  56     President and Chief Executive Officer      1996
                                              of the Company
Richard J. Kramer(1).................  58     Former President and CEO, Catholic         2000
                                              Healthcare West

---------------
(1) member of audit committee

(2) member of compensation committee

     The principal occupations and positions for at least the past five years of the directors nominees named above are as follows:

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS

     SCOTT S. HALSTED has been a member of our Board of Directors since March 1997. Mr. Halsted joined Morgan Stanley in 1987, and has been a general partner at Morgan Stanley Dean Witter Venture Partners since 1997. Mr. Halsted currently serves as a director of several private healthcare companies. Mr. Halsted received A.B. and B.E. degrees in Biomechanical Engineering from Dartmouth College and an M.M. degree from Northwestern University.

     ALAN J. LEVY, PH.D. has been a member of our Board of Directors since February 2000. He has been the President, Chief Executive Officer and member of the board of directors of Vertis Neuroscience, Inc., a biotechnology company, since 1999. From 1993 to 1998, Mr. Levy was the President, Chief Executive Officer and a member of the board of directors of Heartstream, Inc., a medical device company. From 1989 to 1993, Mr. Levy was the President, Chief Operating Officer and a member of the board of directors of Heart Technology, Inc., a medical device company. From 1966 to 1989, Mr. Levy held various positions at Ethicon, a subsidiary of Johnson & Johnson Company, and was a member of the board of directors of Ethicon from 1980 to 1989. Mr. Levy received a B.S. in Chemistry from City College of New York, and a Ph.D. in Organic Chemistry from Purdue University.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING OF STOCKHOLDERS

     RUSSELL C. HIRSCH, M.D., PH.D. has been a member of our Board of Directors since December 1995. Dr. Hirsch has been a Managing Partner of Prospect Venture Partners since 2001. Prior to joining Prospect Venture Partners, Dr. Hirsch was a member of the Health Care Technology Group at Mayfield Fund, a venture capital firm. He joined Mayfield Fund in 1992, served as a Venture Partner from 1993 to 1994 and a General Partner from 1995-2000. From 1984 to 1992, Dr. Hirsch conducted research in the laboratories of Nobel Laureate Harold Varmus, M.D., and Don Ganem, M.D., at the University of California, San Francisco. Dr. Hirsch received a B.S. in Chemistry from the University of Chicago and an M.D. and a Ph.D. from the University of California, San Francisco.

     FREDERIC H. MOLL, M.D. is a co-founder of Intuitive Surgical and has served as Vice President, Medical Director and as a member of our Board of Directors since our inception. In 1989, Dr. Moll co-founded Origin Medsystems, Inc., a medical device company and served as Medical Director through 1995. Origin was acquired by Eli Lilly & Company in 1992 and is now a wholly-owned subsidiary of Tyco Health Care. In 1984, Dr. Moll founded Endotherapeutics, Inc., a medical device company, which was acquired by United States Surgical Corporation in 1992. Dr. Moll received a B.A. from the University of California, Berkeley, an M.S. in Management from Stanford University's Sloan Program and an M.D. from the University of Washington.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING OF STOCKHOLDERS

     JAMES A. LAWRENCE has been a member of our Board of Directors since March 2000. He has been Executive Vice President and Chief Financial Officer of General Mills, Inc. since 1998. Mr. Lawrence has also held positions as Executive Vice President and Chief Financial Officer for Northwest Airlines, and President and Chief Executive Officer of Pepsi-Cola Asia, Middle East, Africa. He has also chaired and co-founded LEK Partnership, a corporate strategy and merger/acquisition consulting firm headquartered in London, England. Mr. Lawrence currently serves as a director of TransTechnology Corporation and Avnet, Inc. Mr. Lawrence holds a B.A. in Economics from Yale University and an M.B.A. from Harvard Business School.

     LONNIE M. SMITH has been our President and Chief Executive Officer since May 1997 and has served as a member of our Board of Directors since December 1996. From 1977 until joining Intuitive Surgical, Mr. Smith was with Hillenbrand Industries, Inc., a public holding company, serving as the Senior Executive Vice President, a member of the Office of the President, and director since 1982, as Executive Vice President of American Tourister, Inc., from 1978 to 1982, and as a Senior Vice President of Corporate Planning from 1977 to 1978. Mr. Smith has also held positions with The Boston Consulting Group and IBM. Mr. Smith currently serves as a director of Biosite Diagnostics, Inc. Mr. Smith received a B.S.E.E. from Utah State University and an M.B.A. from Harvard Business School.

     RICHARD J. KRAMER has been a member of our Board of Directors since February 2000. From 1989 to 1999, he served as the President and Chief Executive Officer of Catholic Healthcare West, a multi-state health care provider. From 1982 to 1989, Mr. Kramer was Executive Vice President of Allina Health, an integrated health care system. Mr. Kramer received a B.S. in Rehabilitation Education from Pennsylvania State University, an M.S. in Rehabilitation Counseling from Syracuse University and an M.S. in Hospital & Health Care Administration from the University of Minnesota.

DIRECTOR COMPENSATION

     Directors currently receive no cash compensation from us for their services as members of the board or for attendance at committee meetings. Directors may be reimbursed for expenses in connection with attendance at Board of Directors and committee meetings.

     In consideration for attending our board and committee meetings, in February 2000 we granted each of Messrs. Kramer and Levy, and in March 2000 we granted Mr. Lawrence, options to purchase 20,000 shares of our common stock at $3.00 per share. These options vest in 48 equal monthly installments. In February 2001, we granted each of Messrs. Halsted and Hirsch options to purchase 20,000 shares of our common stock at $8.625 per share, equal to the fair market price of the stock to the public. These options vest in 36 equal monthly installments.

     In March 2000, we adopted the 2000 Non-Employee Directors' Stock Option Plan to provide for the automatic grant of options to purchase shares of common stock to our non-employee directors who are not employees of Intuitive Surgical or any affiliate of Intuitive Surgical. Any non-employee director elected after the closing of the initial public offering receives an initial option to purchase 20,000 shares of common stock. Starting at the annual stockholder meeting in 2001, all non-employee directors will receive an annual option to purchase 5,000 shares of common stock.

COMMITTEES OF THE BOARD OF DIRECTORS

     During the period from January 1, 2000 through December 31, 2000 (the "Last Fiscal Year"), our Board of Directors held four meetings. Our Board of Directors has two standing committees, the audit committee and the compensation committee. The Board does not have a standing nominating committee.

     The audit committee has responsibility for reviewing and making recommendations regarding our employment of independent accountants, the annual audit of our financial statements, and our internal controls, accounting practices and policies. The members of the audit committee are Scott Halsted, Richard Kramer and James Lawrence. In the Last Fiscal Year, the audit committee met three times and each member of the audit committee attended 100% of those meetings.

     The compensation committee has responsibility for determining the nature and amount of compensation for our management and for administering our employee benefit plans. The members of the compensation committee are Alan Levy and Russell Hirsch. In the Last Fiscal Year, the compensation committee met two times and each member of the compensation committee attended 100% of those meetings.

COMPLIANCE WITH SECTION 16(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission. Executive officers, directors and greater-than-ten-percent holders are required to furnish us with copies of all of these forms which they file.

     Based solely on our review of these reports or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2000, all filing requirements applicable to our officers, directors, greater-than-ten-percent beneficial owners and other persons subject to Section 16(a) of the Exchange Act were met.

                       THE BOARD OF DIRECTORS RECOMMENDS
                            A VOTE FOR THE DIRECTORS
                          NOMINATED IN PROPOSAL NO. 1.

                                PROPOSAL NO. 2:

                          RATIFICATION OF SELECTION OF
                              INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001, and the stockholders are being asked to ratify such selection. Ernst & Young LLP has been engaged as the Company's independent auditors since 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and will be given an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
         RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT
                          AUDITORS IN PROPOSAL NO. 2.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The information in the following table sets forth the ownership of our common stock as of March 31, 2001, by (i) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of our common stock;
(ii) each named executive officer (as listed on page 11); (iii) each of our directors; and (iv) all of our directors and executive officers, as a group. As of March 31, 2001, we had 35,828,944 shares of common stock outstanding.

                                                                NUMBER OF SHARES        PERCENTAGE
          NAME AND ADDRESS OF BENEFICIAL OWNER(1)             BENEFICIALLY OWNED(1)    OWNERSHIP(1)
          ---------------------------------------             ---------------------    ------------
5% STOCKHOLDERS
Entities affiliated with Mayfield Fund(2)...................        3,522,477              9.83%
  2800 Sand Hill Road, Suite 250
  Menlo Park, CA 94025
Investor (Guernsey) Limited.................................        2,529,545              7.06%
  National Westminster House
  Le Truchot, St. Peter Port
  Guernsey Channel Islands, GY1 4PW
PatMarK Company, Inc. ......................................        2,287,500              6.39%
  700 State Route 46 East
  Batesville, IN 47006
Invista Capital Management, LLC(3)..........................        2,254,481              6.29%
  699 Walnut
  1900 Hub Tower
  Des Moines, IA 50309
Allan G. Lozier.............................................        1,948,386              5.44%
  6336 Pershing Dr.
  Omaha, NE 68110
DIRECTORS AND CORPORATE OFFICERS
Frederic H. Moll, M.D. .....................................        1,500,000              4.19%
Robert G. Younge(4).........................................        1,276,000              3.56%
Scott S. Halsted(5).........................................        1,190,049              3.32%
Lonnie M. Smith(6)..........................................        1,000,000              2.79%
Susan K. Barnes(7)..........................................          225,000                 *
Russell C. Hirsch, M.D., Ph.D(8)............................           51,801                 *
Richard J. Kramer(9)........................................           20,000                 *
James A. Lawrence...........................................           20,000                 *
Alan J. Levy(10)............................................           20,000                 *
All Named Executive Officers and Directors as a group (9
  persons)..................................................        5,302,850             14.80%

---------------
 *  Represents less than 1% of the issued and outstanding shares.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of March 31, 2001, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The table above is based upon information supplied by officers, directors, and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission. Unless otherwise indicated, the address for each person is our address at 1340 W. Middlefield Road, Mountain View, California 94043.

 (2) Represents (a) 3,294,936 shares held by Mayfield VIII, (b) 173,417 shares held by Mayfield Associates Fund II, and (c) 54,124 shares held by OR Trust.

 (3) As of December 31, 2000, Invista Capital Management reported that it beneficially owned 2,254,481 shares of the Company's common stock of which it held shared power to vote or direct the vote of all such shares. The number of shares beneficially owned is based solely on a joint Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001.

 (4) Includes 300,000 shares issuable pursuant to options exercisable within 60 days of March 31, 2001, 30,000 shares held by Diane Lauren Sotos, Trustee of the Younge Irrevocable Trust fbo Ellen Sotos McCoy dated June 25, 1996, and 3,000 shares held by Arthur G. Closson, Custodian fbo Eric Roy Younge, under the CUTMA, to age 21. Mr. Younge disclaims beneficial ownership of the shares held for the benefit of Ellen Sotos McCoy and Eric Roy Younge.

 (5) Includes 1,074,765 shares held by Morgan Stanley Venture Partners III, L.P., 103,188 shares held by Morgan Stanley Venture Investors III, L.P., and 6,111 shares issuable pursuant to options exercisable within 60 days of March 31, 2001. Mr. Halsted, a director of Intuitive Surgical, is a general partner of the general partner of Morgan Stanley Venture Partners III, L.P. and Morgan Stanley Venture Investors III, L.P. Mr. Halsted disclaims beneficial ownership of shares held by such entities except to the extent of his proportionate partnership interest therein.

 (6) Includes 200,000 shares held by McKRAM Investors, L.P. Mr. Smith, a partner of McKRAM, disclaims beneficial ownership of shares held by such entity except to the extent of his proportionate partnership interest therein.

 (7) Includes 25,000 shares issuable pursuant to options exercisable within 60 days of March 31, 2001.

 (8) Includes 6,111 shares issuable pursuant to options exercisable within 60 days of March 31, 2001.

 (9) Includes 17,000 shares issuable pursuant to options exercisable within 60 days of March 31, 2001.

(10) Includes 20,000 shares issuable pursuant to options exercisable within 60 days of March 31, 2001.

             CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

     Set forth below is information regarding each of our executive officers as of March 31, 2001.

                   NAME                      AGE                       POSITION
                   ----                      ---                       --------
Lonnie M. Smith............................  56     President, Chief Executive Officer and Director
Susan K. Barnes............................  47     Vice President, Finance, Chief Financial
                                                    Officer and Assistant Secretary
Frederic H. Moll, M.D. ....................  49     Vice President, Medical Director, and Director
Robert G. Younge...........................  49     Vice President and Chief Technology Officer

     The principal occupations and positions for at least the past five years of the executive officers named above are as follows:

     LONNIE M. SMITH. See biographical information under the heading "Class III Directors Continuing in Office until the 2003 Annual Meeting of Stockholders" above.

     SUSAN K. BARNES has been our Vice President, Finance, Chief Financial Officer and Assistant Secretary since May 1997. From January 1995 to September 1996, Ms. Barnes founded and served as Managing Director of the Private Equity Group of Jefferies and Company, Inc., an investment bank. From January 1994 to January 1995, she founded and served as Managing General Partner of Westwind Capital Partners, a private equity fund. From June 1991 to January 1994, Ms. Barnes served as Chief Financial Officer and Managing Director of BLUM Capital Partners, L.P., formerly Richard C. Blum & Associates, Inc., a merchant banking firm. From September 1985 to June 1991, she served as Vice President and Chief Financial Officer of NeXT Computer, Inc., a computer company. Ms. Barnes received a B.A. from Bryn Mawr College and an M.B.A. from the Wharton School, University of Pennsylvania.

     FREDERIC H. MOLL, M.D. See biographical information under the heading "Class II Directors Continuing in Office until the 2002 Annual Meeting of Stockholders" above.

     ROBERT G. YOUNGE is a co-founder of Intuitive Surgical and has served as our Vice President and Chief Technology Officer since November 1999. From our inception to November 1999, Mr. Younge served as our Vice President, Engineering. Mr. Younge co-founded Acuson Corporation, a medical device company, in 1979 and served as Vice President, Engineering and in various other capacities until co-founding Intuitive Surgical. From 1994 to December 1995, Mr. Younge managed the Product Engineering Group at Acuson which introduced the Aspen System in 1996. In 1991, he founded Acuson's Transducer Division and served as its General Manager until 1994. The Transducer Division introduced Acuson's first flexible endoscopic transducer. Mr. Younge received a B.S.E.E. and an M.S.E.E. from Stanford University.

                             EXECUTIVE COMPENSATION

     The following table sets forth summary information concerning the compensation paid to our chief executive officer and each of the other most highly compensated executive officers of the Company for services to the Company in all capacities for the three fiscal years ended December 31, 2000, December 31, 1999, and December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                            COMPENSATION
                                                                            ------------
                                                     ANNUAL COMPENSATION     SECURITIES
                                                     --------------------    UNDERLYING       OTHER
        NAME AND PRINCIPAL POSITION           YEAR    SALARY      BONUS       OPTIONS      COMPENSATION
        ---------------------------           ----   ---------   --------   ------------   ------------
Lonnie M. Smith.............................  2000   $325,000         --           --
  President and                               1999    300,000         --           --
  Chief Executive Officer                     1998    300,000         --           --
Susan K. Barnes.............................  2000   $202,500    $36,000        5,000
  Vice President and                          1999    191,643         --       20,000
  Chief Financial Officer                     1998    180,000         --           --
Frederic H. Moll, M.D. .....................  2000   $205,000         --           --
  Vice President and                          1999    196,643         --           --
  Medical Director                            1998    186,667         --           --
Robert G. Younge............................  2000   $205,000         --           --
  Vice President and                          1999    194,965         --           --
  Chief Technology Officer                    1998    180,000         --           --

EMPLOYMENT AGREEMENTS

     In February 1997, we entered into an agreement with Lonnie M. Smith, our President and Chief Executive Officer, providing that, in the case of involuntary termination other than for cause, his salary and benefits will continue to be paid for a period of one year from the date of termination. Cause as defined in the agreement includes conviction for any felony, participation in a fraud or act of dishonesty against us, willful breach of our policies, or a material breach by Mr. Smith of his employment agreement or of his proprietary information and inventions agreement.

OPTION GRANTS IN FISCAL YEAR 2000

     The following table sets forth each grant of stock options during the fiscal year ended December 31, 2000, to each of the individuals listed on the previous table.

     The exercise price of each option was equal to the fair value of our common stock as valued by the board of directors on the date of grant. The exercise price may be paid in cash, in shares of our common stock valued at fair value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

     The potential realizable value is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by:

     - Multiplying the number of shares of common stock subject to a given option by the initial public offering price of $9.00 per share;

     - Assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table until the expiration of the options; and

     - Subtracting from that result the aggregate option exercise price.

     The shares listed in the following table under "Number of Securities Underlying Options Granted" are subject to vesting. Upon completion of six months of service from the vesting start date, 12.5% of the option shares vest and the balance vest in a series of equal monthly installments over the next 42 months of service. The option has a ten-year term, subject to earlier termination if the optionee's service with us ceases.

     Percentages shown under "Percentage of Total Options Granted to Employees in Fiscal Year 2000" are based on an aggregate of 823,600 options granted to employees of Intuitive Surgical under our stock option plans during the fiscal year ended December 31, 2000.

                                    INDIVIDUAL GRANTS
                             --------------------------------                              POTENTIAL REALIZABLE
                                             PERCENTAGE OF                                   VALUE AT ASSUMED
                             NUMBER OF       TOTAL OPTIONS                                    ANNUAL RATES OF
                             SECURITIES       GRANTED TO                                 STOCK PRICE APPRECIATION
                             UNDERLYING        EMPLOYEES        EXERCISE                      FOR OPTION TERM
                              OPTIONS          IN FISCAL        PRICE PER   EXPIRATION   -------------------------
           NAME               GRANTED          YEAR 2000          SHARE        DATE          5%            10%
           ----              ----------   -------------------   ---------   ----------   ----------    -----------
Lonnie M. Smith............       --               --                --            --           --             --
Susan K. Barnes............    5,000             0.61%            $3.00     3/17/2010      $58,300       $101,718
Frederic H. Moll, M.D. ....       --               --                --            --           --             --
Robert G. Younge...........       --               --                --            --           --             --

FISCAL YEAR-END OPTION VALUES

     The following table sets forth the number and value of securities underlying unexercised options that are held by each of the individuals listed in the Summary Compensation Table as of December 31, 2000. No shares were acquired on the exercise of stock options by these individuals during the year ended December 31, 2000.

     Amounts shown under the column "Value of Unexercised In-The-Money Options at December 31, 2000" are based on the fair market price of $8.50 on that date, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for these shares. Our stock option plans allow for the early exercise of options granted to employees. All options exercised early are subject to repurchase by us at the original exercise price, upon the optionee's cessation of service prior to the vesting of the shares.

                                                  NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS AT
                                              OPTIONS AT DECEMBER 31, 2000             DECEMBER 31, 2000
                                            ---------------------------------    ------------------------------
                   NAME                       EXERCISABLE       UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                   ----                     ----------------    -------------    -------------    -------------
Lonnie M. Smith...........................           --                --                 --            --
Susan K. Barnes...........................       25,000                --         $  137,500            --
Frederic H. Moll, M.D. ...................           --                --                 --            --
Robert G. Younge..........................      300,000                --         $2,400,000            --

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 2000, the compensation committee consisted of Russell C. Hirsch, M.D., Ph.D. and Alan J. Levy, Ph.D., none of whom is a present or former officer or employee of Intuitive Surgical, Inc. In addition, during the Last Fiscal Year, none of our officers had an "interlock" relationship, as that term is defined by the SEC, to report.

                         COMPENSATION COMMITTEE REPORT

     During 2000, the compensation committee of the Board of Directors was comprised of Russell C. Hirsch, M.D., Ph.D. and Alan J. Levy, Ph.D., two non-employee directors, who administered our executive compensation programs and policies. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. The Committee also has the authority and power to grant stock options under the Company's 1996 Equity Incentive Plan and 2000 Equity Incentive Plan. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

     The following is the compensation committee's report submitted to the Board of Directors addressing the compensation of our executive officers for fiscal 2000.

COMPENSATION POLICY AND PHILOSOPHY

     Our executive compensation policy is designed to:

     - attract and retain qualified executives who will contribute to our long-term success; and

     - reward executives for achieving our goals, and to link executive compensation and stockholder interests through equity-based plans.

     We believe that in order to attract and retain qualified executives, our compensation policies must be competitive with comparable companies in similar industries. The compensation mix reflects a balance of cash payments, consisting of base salary, cash bonus payments, and long-term stock-based incentives in the form of stock options. The emphasis in incentive compensation is placed on stock options that more closely align the financial interests of our employees with our shareholders.

EXECUTIVE COMPENSATION COMPONENTS

     As discussed below, our executive compensation package is primarily comprised of three components: base salary, annual incentive bonuses and stock options.

     Base Salary. The Committee establishes base salaries for executive officers based on its review of the base salaries of executive officers in comparable companies and in similar industries. Base salaries for executives are reviewed annually and adjusted based on industry compensation surveys and individual experience and performance in achieving our objectives.

     Annual Incentive Bonuses. Our Incentive Plan provides a cash incentive opportunity for all non-commissioned employees including executive officers. Achievement of specific company metrics determine overall plan payment levels, then individual performance levels are considered to determine individual incentive payments. Bonuses were paid to employees and certain executives in 2000 for performance achieved during fiscal year 1999.

     Long Term Incentive Compensation. Our Equity Incentive Plans provide for long-term incentive compensation for our employees including executive officers. A significant portion of the total compensation package for our executive officers is in the form of stock option awards. These awards give employees an equity interest in the Company, thereby aligning the interests of executive officers and stockholders and providing incentive to maximize stockholder value. Stock option positions for all employees including executives were reviewed in 2000 and adjusted based on industry surveys, number of options previously granted, as well as contributions to our success.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The compensation for our Chief Executive Officer, Lonnie Smith, for fiscal 2000 was comprised of a base salary component and long-term incentive compensation in the form of stock options. The Committee met in July 2000 to review the performance and compensation of Mr. Smith following the criteria discussed above under "Executive Compensation Components." The Committee adjusted Mr. Smith's base salary to conform to base salaries paid to similar positions in comparable industries and to recognize his performance.

INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code limits our tax deduction to $1 million for compensation paid to certain executive officers named in the proxy unless the compensation is performance based. Since the cash compensation paid by the Company to each of its executive officers is expected to be well below $1 million and the Committee believes that options granted will meet the requirements for qualifying as performance-based, the Committee believes that these limitations did not impact the company in Fiscal 2000. It is the Committee's intention to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.

                                          COMPENSATION COMMITTEE

                                          Russell C. Hirsch, M.D., Ph.D.
                                          Alan J. Levy, Ph.D.

     The foregoing compensation committee report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these acts, except to the extent the Company specifically incorporates by reference into such filings.

                             AUDIT COMMITTEE REPORT

     Our audit committee was established on March 17, 2000, and adopted its audit committee charter on March 17, 2000, a copy of which is attached to this proxy statement as Annex A. During fiscal 2000, the audit committee of the Board of Directors was comprised of Scott C. Halsted, Richard J. Kramer, and James A. Lawrence at least two of whom are "independent" directors, as determined in accordance with Rule 4200(a)(15) of the Nasdaq Stock Market's regulations.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting practices and to issue a report thereon. The audit committee's responsibility is to monitor and oversee these processes. The following is the audit committee's report submitted to the Board of Directors for the fiscal year ended December 31, 2000.

     The audit committee has:

     - reviewed and discussed the Company's audited financial statements with management and the independent auditors;

     - discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and

     - received from Ernst & Young LLP the written disclosures and the letter regarding their independence as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed the auditors' independence with them.

     In addition, based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

FEES PAID TO ERNST AND YOUNG LLP

     Audit Fees. The aggregate fees billed by Ernst & Young LLP for professional services for the audit of the Company's consolidated financial statements for fiscal 2000 and the review of the consolidated financial statements included in the Company's Forms 10-Q for fiscal 2000 were $214,000.

     Financial Information Systems Design and Implementation Fees. There were no fees billed by Ernst & Young LLP for financial information systems design and implementation fees for fiscal 2000.

     All Other Fees. The aggregate fees billed to the Company for all other professional services rendered by Ernst & Young LLP for fiscal 2000 was $304,000. Of these fees, $280,000 relate to audit related services (which generally includes fees for accounting consultations and SEC Registration Statements), as well as $24,000 for tax compliance and consulting services.

     The Company's audit committee has considered whether the provision of services described above under the captions "Audit Fees," "Financial Information Systems Design and Implementation Fees," and "All Other Fees" are compatible with maintaining the principal auditor's independence, and has determined that the provision of such services to the Company does not compromise the principal auditor's independence.

                                          AUDIT COMMITTEE

                                          Scott C. Halsted
                                          Richard J. Kramer
                                          James A. Lawrence

     The foregoing audit committee report shall not be deemed incorporated by reference any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these acts, except to the extent the company specifically incorporates by reference into such filings.

                            STOCK PERFORMANCE GRAPH

     The following graph compares our cumulative total stockholder return on the common stock (no dividends have been paid thereon) with the cumulative total return of (1) the Nasdaq Composite Index and (2) the S&P Healthcare Index, over the indicated periods extending through the end of 2000.

     The historical stock market performance of the common stock shown below is not necessarily indicative of future stock performance.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
         INTUITIVE SURGICAL, NASDAQ COMPOSITE, AND S&P HEALTHCARE INDEX

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                                                   6/12/00     9/00       12/00
--------------------------------------------------------------------------------
 Intuitive Surgical, Inc.                            100        131         94
 NASDAQ Composite                                    100         97         66
 S&P Healthcare Index                                100        109        121
--------------------------------------------------------------------------------

     The stock performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

                               OTHER INFORMATION

OTHER MATTERS AT THE MEETING

     We do not know of any matters to be presented at the annual meeting other than those mentioned in this proxy statement. If any other matters are properly brought before the annual meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

INDEPENDENT PUBLIC AUDITORS

     Our auditors for the fiscal year ended December 31, 2000 were Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and will be given an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the stockholders at the annual meeting in 2002. Your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at Intuitive Surgical, Inc., 1340 W. Middlefield Road, Mountain View, California 94043 and must be received no later than December 21, 2001. Your notice must include:

     - your name and address and the text of the proposal to be introduced;

     - the number of shares of stock you hold of record, beneficially own and represent by proxy as of the date of your notice; and

     - a representation that you intend to appear in person or by proxy at the meeting to introduce the proposal specified in your notice.

     The chairman of the meeting may refuse to acknowledge the introduction of your proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our Bylaws. Our Bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting.

                                          By Order of the Board of Directors

                                          /s/ LONNIE M. SMITH
                                          Lonnie M. Smith
                                          Chief Executive Officer

Mountain View, California
April 19, 2001

                                                                         ANNEX A

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

I. PURPOSE

     The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors ("the Board") of Intuitive Surgical, Inc., a Delaware corporation, (the "Company") in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

     - Review and appraise the audit efforts of the Company's independent accountants and internal auditing department.

     - Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

II. COMPOSITION

     The Audit Committee shall be comprised of three (3) or more directors as determined by the Board, each of whom shall meet the independence and experience requirements of Nasdaq.

III. POWERS AND DUTIES

     The operation of the Committee shall be subject to the provisions of the Bylaws of the Company, as in effect from time to time, and to Section 141 of the Delaware General Corporation Law. The Committee shall have the full power and authority to carry out the following responsibilities:

      1. Holding such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent accountants or the General Auditor;

      2. Creating an agenda for the ensuing year;

      3. Reviewing and evaluating the performance of the independent auditors and making annual recommendations to the Board of Directors regarding the appointment or termination of the independent auditors;

      4. Conferring with the independent auditors and the internal auditors concerning the scope, extent and procedures of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent accountants' annual engagement letter; reviewing and approving the Company's internal audit charter, annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

      5. Reviewing with management, the independent auditors and internal auditors significant risks and exposures, audit activities and significant audit findings;

      6. Reviewing the range and cost of audit and non-audit services performed by the independent auditors; evaluating the possible effects of such non-audit services on the independence of the auditors;

      7. Reviewing with senior management of the Company and the independent auditors, upon completion of their audit, financial results for the year, as reported in the Company's financial statements, supplemental disclosures to the Securities and Exchange Commission ("SEC") or other disclosures;

      8. Receiving and reviewing written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with the independence standard defined by Nasdaq Rule 4200(15)(a); to consider and discuss with the auditors any disclosed relationships or services that could effect the auditors objectivity and independence; and, if so determined by the Audit Committee, take or recommend appropriate action to oversee the independence of the auditors;

      9. Preparing the report required by the rules of the SEC to be included in the Company's annual proxy statement;

     10. Reviewing with management and the independent auditors the Company's financial statements for each interim period and any changes in accounting principles or the application therein that have occurred during the interim period;

     11. Reviewing the adequacy of the Company's systems of internal control;

     12. Obtaining from the independent auditors and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

     13. Reviewing the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts;

     14. Reporting through its Chairman to the Board of Directors following the meetings of the Audit Committee;

     15. Reviewing the powers of the Committee and this Charter annually and reporting and making recommendations to the Board of Directors on these responsibilities or on changes to this Charter;

     16. Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation;

     17. Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.

IV. MINUTES AND REPORTS

     Minutes of each meeting of the Committee shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairperson of the Committee shall report to the Board from time to time, or whenever so requested by the Board.

                           [INTUITIVE SURGICAL LOGO]

PROXY                       INTUITIVE SURGICAL, INC.                       PROXY
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS -- MAY 24, 2001

The undersigned, revoking all prior proxies, hereby appoints Lonnie M. Smith and Susan K. Barnes, or each or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of common stock of Intuitive Surgical, Inc. which the undersigned is entitled to vote at the Annual Meeting of stockholders to be held in Palo Alto, California on May 24, 2001 at 2:00 p.m., or at any adjournment or postponement thereof, upon such business as may properly come before the meeting or at any adjournment or postponement thereof including without limiting such general authorization, the proposals described on this card and in the accompanying proxy statement.

    Unless otherwise specified below, this proxy will be voted FOR the election of directors, and FOR the ratification of the appointment of Ernst & Young, LLP as independent auditors.

                                  Common Stock

            Important: Please mark boxes to give voting instructions

1. ELECTION OF CLASS I DIRECTORS -- Nominees:      FOR    WITHHELD    FOR ALL    ------------------------------
   Scott S. Halsted and Alan J. Levy, PhD.         ALL      ALL       EXCEPT           Nominee Exceptions
                                                   [ ]      [ ]         [ ]
2. Ratifying the appointment of Ernst & Young LLP  FOR    AGAINST     ABSTAIN
   Independent Auditors for the Company.           [ ]      [ ]         [ ]

                  (Continued and to be signed on reverse side)

The undersigned agrees that said proxies may vote in accordance with their discretion with respect to any other matters which may properly come before this meeting. Should any nominee for director become unavailable, discretionary authority is conferred to vote for a substitute. The undersigned instructs such proxies to vote as directed on this proxy.

                                           This Proxy should be dated, signed by
                                           the shareholder exactly as printed at
                                           the left and returned promptly in the
                                           enclosed envelope. Persons signing in
                                           a fiduciary capacity should so
                                           indicate.

                                           Dated:

                                          -------------------------------------,
                                           2001

                                           -------------------------------------
                                           (Signature)

                                           -------------------------------------
                                           (Signature if held jointly)

                        [ ] I PLAN TO ATTEND THE MEETING